EXHIBIT 5.1




                     [Bingham Summers Welsh & Spilman, LLP]




                                December 21, 2001






Board of Directors
First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47305

          RE:  Registration Statement on Form S-3

Gentlemen:

     This opinion is delivered in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") by First Merchants Corporation, an Indiana corporation (the "Company"), and First Merchants Capital Trust I, First Merchants Capital Trust II, and First Merchants Capital Trust III, each a business trust formed under the Delaware Business Trust Act (each, a " Trust" and collectively, the "Trusts") effecting the registration under the Act of up to an aggregate of $70,000,000 of (a) junior subordinated debentures of the Company (the "Debentures"), (b) preferred securities of the Trusts (the "Trust Preferred Securities") and (c) guarantees by the Company of the Trust Preferred Securities pursuant to a Preferred Securities Guarantee Agreement (the "Guarantee") to be executed by the Company for the benefit of the holders of the Trust Preferred Securities.

     In connection with the foregoing, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents and such other documentation as we have deemed important for the purpose of rendering the opinions hereinafter expressed:

     (a) The Registration Statement, together with attached exhibits including the following:

          (i) The proposed form of Amended and Restated Trust Agreement covering the Trusts (the "Amended and Restated Trust Agreement");

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First Merchants Corporation
December 21, 2001
Page 2


          (ii) The proposed form of Indenture covering the Debentures, as supplemented by the proposed form of First Supplemental Indenture (the "Indenture");

         (iii) The proposed form of the Guarantee;

     (b) The Company's Articles of Incorporation and Code of Bylaws, as amended to date; and

     (c) Corporate proceedings of the Company relating to the Registration Statement.

     For purposes of this opinion, we have examined the above documents and have made such examination of Indiana law and the laws of the United States as we have deemed necessary and appropriate; provided, however, we are qualified to practice law only in the State of Indiana and we do not purport to be experts on, or to express an opinion herein concerning, the law of any jurisdiction other than the State of Indiana and the laws of the United States of general application to transactions in the State of Indiana.

     We have relied upon the above documents as to matters of fact. In addition, as to certain facts material to our opinion which we did not independently establish or verify, we have relied upon certain corporate records and documents of the Company certified as true and correct by the Secretary of the Company. Other than as specifically set forth herein, it is understood that we have not undertaken any independent investigation to determine the existence or absence of such facts.

     We have assumed with respect to all documents examined by us the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or telefacsimile copies.

     Based solely on the foregoing examination, and subject to and relying on the assumptions and other matters referred to above and subject to the limitations and qualifications contained herein, we are of the opinion that, when,:

     (a)  the Registration Statement has become effective under the Act;

     (b) the Amended and Restated Trust Agreement has been duly authorized, executed and delivered;

     (c) the Trust Preferred Securities have been duly authorized, issued, delivered and paid for in accordance with the Amended and Restated Trust Agreement;

     (d)  the Guarantee has been duly authorized, executed and delivered;


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First Merchants Corporation
December 21, 2001
Page 3


     (e)  the Indenture has been duly authorized, executed and delivered; and

     (f) the Debentures have been duly authorized, authenticated, issued, delivered and paid for as contemplated by the Indenture and the Registration Statement,

the Debentures and the Guarantee will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (x) the effects, restrictions and limitations of any applicable state and/or federal bankruptcy, insolvency, readjustment of debt, receivership, fraudulent conveyance and equitable subordination, reorganization, moratorium, equity of redemption, or similar laws now or hereafter in effect governing, affecting or relating to the rights and remedies of creditors, debtors or secured parties generally, (y) the effect of general principles of equity and matters of public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (z) the qualification that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

     We understand that you have received an opinion regarding the Trusts and the Trust Preferred Securities from Richards, Layton & Finger, P.A., special Delaware counsel for the Trusts, in connection with the Registration Statement. We are expressing no opinion with respect to the matters contained in such opinion.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and any Prospectus Supplement under the caption "Legal Opinions." In giving this consent, we do not thereby admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                Very truly yours,


                                /s/ Bingham Summers Welsh & Spilman, LLP